Exhibit 10.21

STOCK OPTION AGREEMENT
(Pursuant to the Company’s 2008 Stock Option Plan)

Texas Rare Earth Resources Corp., a Nevada corporation (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company’s common stock (the “Stock”) to provide Grantee with an added incentive as an employee of the Company or one or more of its subsidiaries, hereby grants to Grantee, and Grantee hereby accepts, an option (the “Option”) to purchase the number of shares of Stock specified below, exercisable upon the fixed date and at the Option exercise price specified below, subject to, in all respects, the vesting requirements set forth in Section 2 “VESTING SCHEDULE AND EXPIRATION.”

1.           IDENTIFYING PROVISIONS.  As used in this Stock Option Agreement (the “Agreement” or “Option Agreement”), the following terms shall have the following respective meanings:

(1) Grantee:  Wm. Chris Mathers, Chief Financial Officer of the Company

(2) Effective Date of grant: March 1, 2011

(3) Number of shares optioned*: 400,000 common shares

(4)  Option exercise price per share: $2.50.

2.           VESTING SCHEDULE AND EXPIRATION.  The Option Shares shall vest in equal 1/36th installments on the last day of each of the 36 calendar months following the Effective Date (each such date being a “Scheduled Vesting Date”), provided that Grantee remains employed continuously with the Company from the Effective Date through each such Schedule Vesting Date.  Each portion of the Option scheduled to vest on each separate Schedule Vesting Date shall be a separate “Tranche” and shall be deemed to be a separate payment under Code Section 409A.

Notwithstanding the foregoing, the Option Shares shall vest in full upon the occurrence of a Corporate Change. For purposes of this Agreement, a “Corporate Change ” shall occur if (i) the Company (A) shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) or (B) is to be dissolved and liquidated, and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Company’s Board of Directors (the “Board”), or (ii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 50% or more of the outstanding shares of the Company’s voting stock (based upon voting power), and as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board, or (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to applicable corporate law; or (iv) during a period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office, who either were directors at the beginning of the two (2) year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (v) any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Corporate Change hereunder.

*Hereinafter referred to as the “Shares” or the “Option Shares”.

3.           TERMINATION OF UNVESTED OPTION SHARES.  Upon Optionee’s cessation of employment for any reason (death, Disability (as defined below), Separation From Service (as defined below)), this Option shall terminate immediately with respect to any Option Shares that are then unvested (after giving effect to accelerated vesting, if any, required as a result of such cessation).

4.           ESTABLISHMENT OF AUTOMATIC EXERCISE EVENT FOR EACH TRANCHE.  Each Tranche of the Option shall be separately exercisable solely upon the soonest to occur of the following events (such soonest event shall be the “Automatic Exercise Event” for the Tranche):

(a)
Scheduled Vesting Date.  If the Scheduled Vesting Date for the Tranche occurs prior to any of the other events set forth in this Section 4, the Scheduled Vesting Date shall be the Automatic Exercise Event for the Tranche and the Tranche may be exercised in whole or in part by Grantee at any time in the calendar year following the calendar year in which the Scheduled Vesting Date occurs.  The Tranche shall terminate in its entirety as of the end of the period described in the preceding sentence.

(b)
Grantee’s Separation from Service.  If Grantee’s Separation From Service occurs prior to any of the other events set forth in this Section 4, Grantee’s Separation From Service shall be the Automatic Exercise Event for the Tranche and the vested portion of the Tranche (if any) may be exercised in whole or in part by Grantee on the date that is six months and one day following the date of Grantee’s Separation From Service (the “Six-Month Delay Date”) or, to the extent permitted by Code Section 409A, on any date thereafter on or prior to December 31st of the year in which the Six-Month Delay Date occurs.  The Tranche shall terminate in its entirety as of the end of the period described in the preceding sentence.  For purposes of this Agreement, Separation From Service shall have the meaning set forth in Final Treasury Regulation Section 1.409A-1(h).

(c)
Grantee’s Death.  If Grantee dies prior to any of the other events set forth in this Section 4, Grantee’s death shall be the Automatic Exercise Event for the Tranche and the vested portion of the Tranche (if any) may be exercised in whole or in part by Grantee’s legal representative or representatives or the persons entitled to do so under the Grantee’s last will and testament or under applicable interstate laws at any time in the calendar year following the calendar year in which the Grantee’s death occurs.  The Tranche shall terminate in its entirety as of the end of the period described in the preceding sentence.

(d)
Grantee’s Disability.  If Grantee becomes Disabled prior to any of the other events set forth in this Section 4, Grantee’s Disability shall be the Automatic Exercise Event for the Tranche and the vested portion of the Tranche may be exercised in whole or in part by Grantee (or Grantee’s guardian or legal representative or representatives) at any time in the calendar year following the calendar year in which the Grantee becomes Disabled.  The Tranche shall terminate in its entirety as of the end of the period described in the preceding sentence.  For purposes of this Agreement, Disability shall have the meaning set forth in Final Treasury Regulation Section 1.409A-3(i)(4).

(e)
Corporate Change that Qualifies as a Change in Control Event.  If a Corporate Change that is also a Change in Control Event of the Company occurs prior to any of the other events set forth in this Section 4, such Corporate Change/Change in Control Event shall be the Automatic Exercise Event for the Tranche and the vested portion of the Tranche may be exercised in whole or in part by Grantee on the date of the Corporate Change/Change of Control Event or, to the extent permitted by Code Section 409A, on any date thereafter on or prior to December 31st of the year in which the Corporate Change/Change in Control Event occurs.  The Tranche shall terminate in its entirety as of the end of the period described in the preceding sentence.  For purposes of this Agreement, Change in Control Event shall have the meaning set forth in Final Treasury Regulation Section 1.409A-3(i)(5).

Notwithstanding anything to the contrary in this Section, in no event shall any successor to the Company be required to assume this Option or substitute a new award for this Option, in full or in part, except as set forth in the Plan or as may be required to ensure that Grantee has the opportunity to exercise the Option (or Tranche thereof) or successor award (or receive payment in respect thereof) at the applicable time or times set forth in Sections 4(a) – (e).

5.           RESTRICTIONS ON TRANSFERABILITY OF OPTION.  This Option may not be transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative subject to the limitations herein.

6.           ADJUSTMENTS AND CORPORATE REORGANIZATIONS.  If the outstanding shares of stock of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalization, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the exercise price and number of Shares pursuant to the Plan.

7.           EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK.  This Option may be exercised by the Grantee or other person then entitled to exercise it by giving written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by payment of the purchase price in any form then permitted by the Standard Silver Corporation 2008 Stock Option Plan (the “Plan”), as the same may be amended from time to time.

8.           RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY.  No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

9.           REQUIREMENTS OF LAW.  By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution.  No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company

10.           TEXAS RARE EARTH RESOURCES CORP. PLAN.  This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Plan, as the same may be amended from time to time in accordance with its terms, provided that no such amendment shall deprive the Grantee, without the Grantee’s consent, of this Option or of any rights hereunder.  Pursuant to the Plan, the Board of Directors of the Company or its Committee established for such purposes is vested with conclusive authority to interpret and construe the Plan and this Option Agreement, and is authorized to adopt rules and regulations for carrying out the Plan.  A copy of the Plan in its present form has been previously provided to Grantee and is available for inspection or copying during the business hours of the Company by the Grantee or other persons entitled to exercise this Option at the Company’s principal office.

11.           NOTICE.  Any notice to be given to the Company shall be addressed to the Company in care of its Corporate Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee’s signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company.  Any such notice shall be deemed duly given five (5) business days after enclosed in a properly sealed envelope addressed as aforesaid, registered or certified mail, return receipt requested, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.  Notice shall also be deemed given if in writing when received by the party to whom notice is intended by hand delivery, courier service, facsimile or by electronic means subject to the receipt and retention by the party giving notice of evidence of its delivery.

12.           TAX WITHHOLDING.  The Company or any Affiliate shall have the right to deduct from payments of any kind otherwise due to Grantee, any federal, state, local or foreign taxes of any kind required by law to be withheld upon the issuance of any shares of Stock or payment of any kind upon the exercise of this Option.  Subject to the prior approval of the Committee, which may be withheld by the Committee, in its sole discretion, Grantee may elect to satisfy the minimum statutory withholding obligations, in whole or in part, (i) by having the Company withhold shares of Stock otherwise issuable to Grantee or (ii) by delivering to the Company shares of Stock already owned by Grantee.  The shares delivered or withheld shall have an aggregate Fair Market Value not in excess of the minimum statutory total tax withholding obligations.  The Fair Market Value of the shares used to satisfy the withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.  Shares used to satisfy any tax withholding obligation must be vested and cannot be subject to any repurchase, forfeiture, or other similar requirements.  Any election to withhold shares shall be irrevocable, made in writing, signed by Grantee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

13.           RULES OF CONSTRUCTION.  This Agreement has been executed and delivered by the Company in Texas and shall be construed and enforced in accordance with the laws of said State, other than any choice of law rules calling for the application of laws of another jurisdiction.  Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Company’s Plan under which this Option is granted, the provisions in the Plan shall govern and prevail.  The receipt of this Option does not give the Grantee any right to continued employment by the Company or a subsidiary for any period, nor shall the granting of this Option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the Grantee for any period.

14.           SECTION 409A.  This Agreement is intended to comply with the provisions of Section 409A of the Code and shall be interpreted and construed accordingly.  The Company shall have the discretion and authority to amend this Agreement at any time to satisfy any requirements of Code Section 409A or guidance published thereunder; provided, however that any such amendment shall seek to maintain as closely as possible the economic terms of this Agreement for Grantee.  However, in no event shall the company have any liability for any failure of the Agreement to satisfy Code Section 409A, and the Company does not guarantee that the Agreement complies with Code Section 409A.

IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

“GRANTEE”	“COMPANY”

Texas Rare Earth Resources Corp.

By:____________________	By:____________________
Wm. Chris Mathers	Dan Gorski, Executive Officer

Address For Notice:	Address for Notice:

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